                                                                   EXHIBIT 10.13
Intel/ChipPAC Confidential


                     CHIPPAC LIMITED and INTEL CORPORATION

                              MATERIALS AGREEMENT

This Agreement (the "Agreement") is entered into as of July 1, 1999 (the "Effective Date) by and between ChipPAC Limited, a British Virgin Islands company, having a place of business at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands and its subsidiaries (hereinafter "Company"), and Intel Corporation, a Delaware corporation, having its principal place of business at 2200 Mission College Blvd., Santa Clara CA 95052 and its subsidiaries (hereinafter "Intel"). Company and Intel are sometimes referred to as a "Party" and collectively referred to as the "Parties".

RECITALS

WHEREAS, Intel has agreed to purchase, and ChipPAC, Inc., the parent company of the Company, has agreed to sell, certain ChipPAC, Inc. securities (the "Investment") subject to the terms and conditions set forth in that certain Stock Purchase Agreement dated as of July __, 1999 (the "Stock Purchase Agreement"); and

     WHEREAS, the Parties have previously entered into an Assembly Services Agreement/Corporate Purchase Agreement No. 0995ELR001, dated 199_, between Hyundai Electronics America, Hyundai Electronics Industries Co., Ltd. and ChipPAC, Inc. and the Parties are in the process of novation of such agreement and replacement with a comparable agreement between ChipPAC Limited and Intel (the "CPA"), and this Agreement is intended to be an addendum to the CPA and to amend, modify and supplement such CPA;

     NOW, THEREFORE, for good and valuable consideration, including the investment by Intel pursuant to the Stock Purchase Agreement, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

AGREEMENT

     1. CONSTRUCTION AND DEFINITIONS

1.1        Construction. All references in this Agreement to "Sections" refer to
           ------------                                       --------
the sections of this Agreement. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein" and "hereunder"
                                              ------    ------       ---------
and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement. The word "including" when used herein
                                                   ---------
is not intended to be exclusive and means "including, without limitation." This
                                           -----------------------------
Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the Party causing this Agreement to be drafted.

1.2        Definitions. As used in this Agreement, the following capitalized
           -----------
terms have the meanings provided below:

(a) Upside Capacity means the right as set forth in this Agreement to direct a portion of the Capacity for purchase by Intel.

(b) Capacity means that Company will establish and maintain manufacturing facilities capable of producing Products in sufficient quantity to meet the current and forecasted acquisition needs of Intel. Any forecasts of future requirements which may be provided by Intel to Company are estimates only and shall be non-binding upon Intel.

(c) Intellectual Property Rights shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, reexaminations, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (ii) all trade secrets, know how and proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks");
(v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, trade dress, domain names, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including but not limited to Computer Program Rights and Registrations and applications therefor.

(d) Product(s) means those products or services described in the CPA or any related Purchase Order Release issued under the CPA by Intel to Company, including any referenced drawing or specification for such product or service.

(e) Technology shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, flow charts, specifications, logic diagrams, programmer notes, protocols, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) tools, methods and processes, and all instantiations of the foregoing in any form and embodied in any media.

(f)        Term shall have the meaning set forth in Section 11.2.

     2.  PRODUCT PRICING

     2.1   Price Negotiation. The Parties agree to enter into periodic price
           -----------------
negotiations with the intent of achieving the most competitive pricing of the Products supplied by Company to Intel, [redacted*].

     2.2   [redacted*]

*    Confidential treatment requested.
                                                                             -2-
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     2.3    [redacted*]

     2.4    [redacted*]

3.     PRODUCTION CAPACITY

     3.1    [redacted*]

     3.2    [redacted*]

     3.3    Priority Product Re-Qualification.  In the event Company changes its
            ---------------------------------
components or component vendors based upon cost considerations and such change necessitates re-qualification of Products, Intel agrees to prioritize the re-qualification process of such Products, unless the Parties agree that there is insufficient payback for such re-qualification effort.

4.     TECHNOLOGY TRANSFERS

*    Confidential treatment requested.

     4.1    [redacted*]

     (a) Copyright License. A non-exclusive, world-wide, irrevocable, non-
         -----------------
     transferable, fully paid up, royalty free, perpetual license (without the right to transfer or sublicense except as set forth in "c" below) to reproduce and, prepare derivative works of, publicly perform, publicly display and distribute the Technology and derivative works thereof to third parties through incorporation in an Intel product manufactured using, or derived from the Technology;

     (b) Other Intellectual Property Licenses. A non-exclusive, world-wide,
         ------------------------------------
     irrevocable, nontransferable, fully paid up, royalty free, perpetual license (without the right to transfer or sublicense except as set forth in "c" below) under all Intellectual Property Rights now or later owned or controlled by Company to make, use, sell, distribute, offer for sale, and import the Technology and derivative works thereof pursuant to Intel's exercise of the rights granted to it in the copyright licenses under
     Section 4(a) of this Agreement;

     (c) [redacted*]

     4.2   [redacted*]

5.   ROADMAP REVIEWS

The parties shall conduct quarterly roadmap reviews to evaluate Company technology roadmaps against the requirements of Intel business groups. Session will also be used to address cost reduction opportunities or programs, and qualification of any new Company sites, including Shanghai. Synergy activities toward mutually used technologies will also be addressed in this forum.

6.   [redacted*]

*Confidential treatment requested.

 7.    AUDIT

 7.1   Audit Rights of Intel. For purposes of this Agreement only, and not
       ---------------------
 in derogation of any other audit provision which may exist between the Parties, during the Term, Company will maintain complete and accurate records required by its performance under this Agreement, including Product pricing. Upon thirty
 (30) days written notice and not more often than twice per calendar year, Intel may audit Company's books and records to ensure Company's compliance with the terms and conditions of this Agreement. At Intel's option or upon Company's written demand, such audit will be performed by an independent third party at Intel's expense; provided, however, if any audit reveals that Company is not materially complying with the terms of this Agreement, Company shall pay the costs of such audit. The auditor shall keep the results of such audit confidential, and, if conducted by a third party, any failure by Company to abide by the obligations of this Agreement shall be reported to Intel. At the end of the Term, Intel shall have the option of conducting a final end-of-term audit; if Intel does not avail itself of this option within thirty (30) days of the end of the Term, such option shall expire.

     7.2    Certification of Intel Provided Information. Intel shall provide
            -------------------------------------------
 Company's independent third party auditors such information as will reasonably substantiate the [redacted*] required by Section 3.2. Such information shall be retained as confidential and such auditors may inform Company of its professional opinion regarding Intel's compliance or non-compliance with the provisions of Section 3.2. No other use of the information may be made by such auditors. Additionally, Intel agrees that, prior to submission of a request for quotation by Intel, the Intel Finance Department will certify the accuracy of representations regarding Product pricing quotations from competitors which are made by Intel pursuant to Section 2.3.

 8.    OWNERSHIP

 8.1   Company Technology. Company shall own all right, title and interest in
       ------------------
 and to any Technology it solely develops in the course of performance of this Agreement not using Confidential Information of Intel (other than residuals) or develops independent of this Agreement, including all Intellectual Property Rights therein.

 8.2   Intel Technology. Intel shall own all right, title and interest in
       ----------------
 and to any Technology that it solely develops in the course of performance of this Agreement not using Confidential Information of Company (other than residuals) or develops independent of this Agreement, including all Intellectual Property Rights therein.

 9.    CONFIDENTIALITY

 9.1   Confidentiality Information. Confidential Information is any information
       ---------------------------
disclosed by one Party to the other in connection with this Agreement, which the disclosing Party believes to include confidential information, is designated with an appropriate legend such as "CONFIDENTIAL" (or other label indicating its confidential nature or status) at the time of disclosure if in documentary or other tangible form, and if such disclosure is initially oral or visual and not reduced to written or documentary form at the time of disclosure, is identified as confidential at the time of disclosure, summarized or identified in a written document that is marked with an appropriate legend indicating its confidential status, and provided to the other Party within twenty (20) days following such oral or visual disclosure. For each item of Confidential Information, the Party disclosing the item shall be called the "Disclosing Party," and the Party receiving the item shall be called the "Receiving Party."

     9.2    Confidentiality Obligation. The Receiving Party shall hold all
            --------------------------
 Confidential Information of the Disclosing Party in trust and confidence, and protect it as the Receiving Party would protect its own confidential information (which, in any event, shall not be less than reasonable protection) and shall not use such Confidential Information for any purpose other than that contemplated by this Agreement. Unless agreed by the Disclosing Party in writing, the Receiving Party shall not disclose any Confidential Information of the Disclosing Party, by publication or otherwise, to any person other than employees, officers or directors who (i) are bound to written confidentiality obligations consistent with and at least as restrictive as those set forth herein and (ii) have a need to know such Confidential Information for purposes of enabling a Party to exercise its rights and perform


*Confidential treatment requested.

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its obligations pursuant to this Agreement Confidential Information shall remain confidential information until such time as it qualifies for non-confidential treatment pursuant to any exception in Section 9.3. Exceptions

9.3         Exception. The obligations specified in Section 9.2 shall not
            ---------
apply to any Confidential Information to the extent that the Receiving Party can demonstrate that such Confidential Information: (a) it is already known to the Receiving Party without restriction prior to the time of disclosure by the Disclosing Party; (b) it is acquired by the Receiving Party from a third party without confidentiality restriction and does not originate with the Disclosing Party; (c) it is independently developed or acquired by the Receiving Party by employees or contractors without access to such Confidential Information; (d) it is approved for release by written authorization of the Disclosing Party; (e) it is in the public domain at the time it is disclosed or subsequently falls within the public domain through no wrongful action of the Receiving Party; or (f) it is furnished to a third party by the Disclosing Party without a similar restriction on that third party's right of disclosure. In addition, the obligations specified in Section 9.2 shall not prohibit Company from disclosing the general existence of this Agreement (i.e. describing that Company has a TAM agreement with Intel) and a general description of its primary provisions to a potential investor in a private placement memorandum or prospectus seeking debt or equity financing or if required by applicable statute. Such disclosure, in any event, is subject to and conditional upon Intel's right, in its reasonable discretion, to review and edit the private placement memorandum or prospectus or statutorily required disclosure, including deletions of text, prior to any such disclosure.

     9.4    Compelled Disclosure. Notwithstanding the foregoing, a Receiving
            --------------------
Party may disclose Confidential Information if it is disclosed pursuant to the requirement of a governmental agency or disclosure is permitted or required by operation of law, provided that the Receiving Party use its best efforts to notify the Disclosing Party in advance of such disclosure and seeks confidential treatment for such Confidential Information.

9.5         Residual Information. The restrictions regarding Confidential
            --------------------
Information shall not apply to one Party's use of the Residuals from the other Party's Confidenfial Information. The term "Residuals" as used in this paragraph
                                            ---------
shall mean the Confidential Information in intangible form (i.e., not in written or other documentary form, including tape or diskette) which may be retained by those employees of Company or Intel who have had access to the other's Confidential Information, including ideas, concepts, know-how, or techniques contained therein. Neither Party shall have any obligation to limit or restrict the assignment of such employees or to pay royalties for any work resulting from the use of such Residuals.

10.         WARRANTIES AND DISCLAIMERS

10.1        General Warranty. Each Party hereby represents and warrants to the
            ----------------
other that: (i) all corporate action on the part of such Party, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of such Party hereunder has been taken; and
(ii) this Agreement, when executed and delivered, will be a valid and binding obligation of such Party enforceable in accordance with its terms.

10.2        No Conflict. Each Party hereby represents and warrants to the other
            -----------
that such Party's making of this Agreement and performance hereunder does not and will not violate any agreement existing between such Party and any third party.

11.         EFFECTIVE DATE, TERM, TERMINATION AND CANCELLATION.

11.1        Effective Date. Notwithstanding the Effective Date of July 1, 1999,
            --------------
this Agreement shall not become effective unless and until Company has 1) executed the Stock Purchase Agreement and ancillary agreements, and 2) Company has consummated the transactions contemplated in the Stock Purchase Agreement and ancillary agreements. Upon the occurrence of these conditions, this Agreement shall be in full force and effect retroactive to the Effective Date.

11.2        Agreement Term. This Agreement shall commence on the Effective Date
            --------------
and shall terminate [redacted*] thereafter (the "Term"), unless earlier terminated as provided below or extended by mutual agreement of the Parties. The Term of the CPA is hereby extended to be coterminous with this Agreement.

11.3        Termination by Either Party. Either Party shall have the right to
            ---------------------------
terminate this Agreement under the following conditions: (a) mutual agreement between the Parties; and (b) upon sixty (60) days notice for any material breach of this Agreement by the other Party which breach is not cured within such sixty
(60) day period.

11.4        Termination of CPA. In the event the CPA is terminated pursuant to
            ------------------
its terms, this Agreement shall likewise terminate concurrent with the CPA termination date.

11.5        Survival. Each Party's obligations to pay any amount due and owing
            --------
and to deliver and accept any Product(s) ordered prior to the CPA and Sections 1, 4, 7, 8, 9 and 12.3 of this Agreement shall survive the expiration or termination of this Agreement.

12.         MISCELLANEOUS

12.1        Merger, Modification, Waiver. Except for the other applicable
            ----------------------------
documents mentioned below and the CPA, this Agreement contains the entire understanding between Intel and Company with respect to the subject matter hereof, and merges, and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both parties. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

12.2        Other Applicable Documents. This Agreement shall incorporate by
            --------------------------
reference the following additional terms: Attachment A, [redacted*] and any amendments or additions thereto.

     12.3   [redacted*]

     12.4   Jurisdiction and Choice of Law Any claim arising under or relating
            ------------------------------
to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. Each party hereby agrees to jurisdiction and venue in the courts of the State of Delaware for all disputes and litigation arising under or relating to this Agreement. Company represents that it is undergoing a corporate recapitalization with the ultimate goal of it being the parent of both its Korean and Chinese subsidiaries. Company agrees to submit itself and its subsidiaries to the jurisdiction of the State or Federal Courts of Delaware pursuant to this Section 12.4, including receipt of service of process.

12.5        Relationship of the Parties. This Agreement is not intended to be,
            ---------------------------
nor shall it be construed as, a joint venture, association, partnership, franchise or other form of business relationship. Neither Party shall have nor hold itself out as having any right or power or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other Party, except as expressly provided herein. Except as expressly agreed, each Party shall bear its own costs and expenses incurred under or in conjunction with its performance of its obligation contained in this Agreement.

12.6        Existing Agreement and Relationship to this Agreement. All terms and
            -----------------------------------------------------
conditions set forth in the CPA shall remain in effect and control the purchase of Company's Products except in the event of a direct

*Confidential treatment requested.

conflict or inconsistency. This Agreement is intended to supplement the CPA. In the event of any direct conflict or inconsistency between the CPA and this Agreement, the terms and conditions of this Agreement shall control. Upon any change of control, this Agreement will survive and the new owners would be required to honor all obligations set forth therein.

12.7        Assignment. Except for assignment to a wholly owned subsidiary, for
            ----------
a period five (5) years from the Effective Date, the obligations of the Company under this Agreement may not be assigned, whether by operation of law or otherwise, without the prior written consent of the Intel, which consent may not be unreasonably withheld. Intel reserves the right to withhold such consent if in its good faith reasonable judgement, such proposed assignee is not capable of meeting Company's obligations under the Agreement. Subject to the foregoing, this Agreement shall inure to and benefit and bind the successors and permitted assigns of the Parties.

12.8        Notices. All notices, demands or consents required or permitted
            -------
hereunder shall be in writing and shall be delivered, sent by facsimile (with confirmation copy by mail) or telex, or mailed to the respective Parties at the addresses first set forth in the first paragraph of this Agreement or at such other address as shall have been given to the other Party in writing for the purposes of this clause. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five (5) days after mailing, addressed and postage prepaid, returned receipt requested, as aforesaid, or (iii) one (1) business day after transmission by telex, telegram or facsimile where receipt has been confirmed by the same type of transmission or in writing received by the sender.

12.9        Severability. The provisions of this Agreement are severable and if
            ------------
any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nonetheless be binding between the Parties hereto.

12.10       Titles and Headings. Titles and headings to Sections herein are
            -------------------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

12.11       Counterparts. This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by duly authorized officers or representatives to be effective as of the date first above written.

Intel Corporation                           ChipPAC Limited


By: /s/ Craig C. Brown                      By: /s/ Richard Parsons
   ---------------------------                 ---------------------------------
Name: Craig C. Brown                        Name: Richard Parsons
     -------------------------                   -------------------------------
Title: Director, Assembly/Test               Title: DIRECTOR
       Materials Group                             -----------------------------
      ------------------------

                                  Appendix A

[redacted*]
*Confidential Treatment requested.


                                                                             -9-